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                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                  ZIPLINK, LLC
                     (a Delaware limited liability company)
                                       AND
                                  ZIPLINK, INC.
                            (a Delaware corporation)


         AGREEMENT AND PLAN OF MERGER (the "Agreement") approved on _________, 1999 pursuant to Section 18-209 of the Delaware Limited Liability Company Act by ZipLink, LLC, a limited liability company of the State of Delaware, and in accordance with its Operating Agreement on said date, and approved on ________, 1999 pursuant to Section 264 of the General Corporation Law of the State of Delaware by ZipLink, Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

         WHEREAS, ZipLink, Inc. is a business corporation of the State of Delaware with its registered office therein located at 1013 Centre Road, City of Wilmington, County of Dover; and

         WHEREAS, the total number of shares of stock which ZipLink, Inc. has authority to issue is 51,000,000, of which 50,000,000 are designated Common Stock, par value $.001 and 1,000,000 are designated Preferred Stock, par value $.001; and

         WHEREAS, ZipLink, LLC and ZipLink, Inc. and the appropriate managers of ZipLink, LLC and the Board of Directors of ZipLink, Inc. declare it advisable and to the advantage, welfare and best interests of said limited liability company and said corporation and their respective members and stockholders to merge ZipLink, LLC with and into ZipLink, Inc. pursuant to the provisions of the Delaware Limited Liability Company Act and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by the appropriate managers of ZipLink, LLC and duly approved by a resolution adopted by the Board of Directors of ZipLink, Inc., the Agreement and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter in the Agreement set forth.

         1. Each of the members shall, prior to the consummation of the merger described in Paragraph 2 below, transfer such member's interest in ZipLink, LLC to ZipLink, Inc. The transfers describe in this Paragraph are intended to effect an incorporation of ZipLink, LLC as described in Situation 3 of Revenue Ruling 84-111. In


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exchange for the foregoing transfers, ZipLink, Inc. shall issue shares of Common
Stock as further described in EXHIBIT A attached hereto.

         2. Following the transfers provided for in Paragraph 1 above, ZipLink, LLC and ZipLink, Inc. shall, pursuant to the provisions of the Delaware Limited Liability Company Act and pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, ZipLink, Inc., which shall be the surviving company from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation", and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

The separate existence of ZipLink, LLC, which is hereinafter sometimes referred to as the `Terminating Company", shall cease at the said effective time in accordance with the provisions of the Delaware Limited Liability Company Act.

        3. The Certificate of Incorporation of Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

        4. The present By-laws of Surviving Corporation will be the By-laws of Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

        5. The directors and officers in office of Surviving Corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-laws of Surviving Corporation.

        6. All membership interests shall be deemed exchanged for shares of Common Stock of Surviving Corporation, as more particularly described on EXHIBIT A attached hereto. Debenture #1 and Debenture #2 (as defined in the Securities Purchase Agreement entered into during December 1997 between Bay Networks USA, Inc. and ZipLink, LLC) shall, from and after the effective time of the merger, be converted into shares of Common Stock of Surviving Corporation, as more particularly described on EXHIBIT A attached hereto. All options and warrants to acquire membership interests, including, without limitation, any options and/or warrants issued pursuant to the ZipLink, LLC Unit Option Plan, shall, from and after the effective time of the merger, be

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converted into options and warrants to acquire shares of Common Stock of
Surviving Corporation, as more particularly described on EXHIBIT A attached hereto.

        7. In the event that the Agreement shall have been fully approved and adopted upon behalf of Terminating Company in accordance with the provisions of the Delaware Limited Liability Company Act and upon behalf of Surviving Corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, Surviving Corporation and Terminating Company agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

        8. The managers and members of Terminating Company and the Board of Directors and the proper officers of Surviving Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of the Agreement or of the merger herein provided for.

        IN WITNESS WHEREOF, this Agreement is hereby signed upon behalf of each of the parties thereto.

Dated:  _______, 1999              ZipLink, LLC

                                   By:
                                      -------------------------------
                                      Henry M. Zachs
                                      Manager


Dated:  _______, 1999             ZipLink, Inc.


                                   By:
                                      -------------------------------
                                      Henry M. Zachs
                                      Chairman of the Board


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                                    EXHIBIT A

        Shares of Common Stock of Surviving Corporation issued with respect to membership interests in ZipLink, LLC are issued by Surviving Corporation in exchange for those membership interests. Shares of Common Stock of Surviving Corporation issued with respect to Debenture #1 and Debenture #2, and options and warrants to acquire shares of Common Stock of Surviving Corporation issued with respect options and warrants to acquire membership interests in ZipLink, LLC, are issued by Surviving Corporation in conversion thereof.

        (1) Any shares of Common Stock of Surviving Corporation owned by ZipLink, LLC shall be canceled.

        (2) The total number of shares of Common Stock of Surviving Corporation to be issued with respect to existing Membership Interests (including for this purpose the shares issuable with respect to Debenture #1 and Debenture #2) shall be 9,000,000 shares.

        (3) The number of shares of Common Stock of Surviving Corporation to be issued with respect to Debenture #1 shall be 450,000 shares.

        (4) The number of shares of Common Stock of Surviving Corporation to be issued with respect to Debenture #2 shall be equal to the outstanding principal amount of Debenture #2 divided by the initial public offering price for shares of Common Stock of Surviving Corporation.

        (5) The number of shares of Common Stock of Surviving Corporation to be issued with respect to Senior Units shall be equal to: (i) the number of Senior Units outstanding immediately prior to the transfer of Membership Interests to Surviving Corporation, divided by the total number of Units and Senior Units outstanding at such time, multiplied by (ii) the number of shares described in Paragraph (2) above reduced by the number of shares issued pursuant to Paragraphs (3) and (4) above. The shares of Common Stock of Surviving Corporation to be issued with respect to Senior Units shall be allocated among the holders thereof in proportion to the number of senior Units owned by each such holder.

        (6) The number of shares of Common Stock of Surviving Corporation to be issued with respect to Units shall be equal to: (i) the number of Units outstanding immediately prior to the transfer of Membership Interests to Surviving Corporation, divided by the total number of Units and Senior Units outstanding at such time, multiplied by (ii) the number of shares described in Paragraph (2) above reduced by the number of shares issued pursuant to Paragraphs (3) and (4) above, and shall be allocated among the holders of Units as follows:

(a) Those holders of Units who have provided Preferred Capital shall be issued a number of shares of Common Stock of Surviving Corporation, with respect to the Preferred Capital, equal to the amount of Preferred Capital provided divided by $14.00.

(b)      Each holder of Units (other than Zachs Family Limited Partnership
         Number One)

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        shall be issued a number of shares of Common Stock of Surviving
        Corporation equal to the number of Units owned multiplied by 0.815842 (the "Unit Conversion Factor").

(c) The remaining shares of Common Stock of Surviving Corporation to be issued with respect to Units shall be issued to Zachs Family Limited Partnership Number One.

        (7) Options to acquire Membership Interests issued pursuant to the ZipLink, LLC Unit Option shall be converted to options to acquire shares of Common Stock of Surviving Corporation as follows:

(a) The number of shares of Common Stock of Surviving Corporation covered by any such option shall be equal to the number of Units covered by such option multiplied by the Unit Conversion Factor (and, if the result is not a whole number, rounded up to the next whole number).

(b) The purchase price for each share of Common Stock of Surviving Corporation covered by any such option shall be equal to the purchase price for each Unit covered by such option divided by the Unit Conversion Factor (rounded to the nearest whole cent).

        (8) Warrants to acquire membership interests shall be converted to warrants to acquire shares of Common Stock of Surviving Corporation as follows:

(a) The number of shares of Common Stock of Surviving Corporation covered by any such warrant shall be equal to the number of Units covered by such warrant multiplied by 0.827638 (and, if the result is not a whole number, rounded up to the next whole number).

(b) The purchase price for each share of Common Stock of Surviving Corporation covered by any such warrant shall be equal to the purchase price for each Unit covered by such warrant divided by 0.827638 (rounded to the nearest whole cent).